Exhibit 10.1

FORM FOR U.S. EMPLOYEES

IKON OFFICE SOLUTIONS, INC.

2006 OMNIBUS EQUITY COMPENSATION PLAN

STOCK UNIT GRANT

The Human Resources Committee of the Board of Directors of IKON Office Solutions, Inc. has determined to grant to you a stock unit that includes dividend equivalents under the IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”). The terms of the grant are set forth in the Stock Unit Grant Agreement (the “Grant”) provided to you. The following provides a summary of the key terms of the Grant; however, you should read the entire Grant, along with the terms of the Plan, to understand the Grant fully.

SUMMARY OF STOCK UNIT GRANT

Participant:	—
Date of Grant:	__________ __, 200_
Total Number of Stock Units Granted:	—
Vesting Schedule*:	1/3 on each of the third,
fourth and fifth anniversaries
of the Date of Grant
Distribution of Stock Units:	On each vesting date

* The Participant must be employed by the Company (as defined in the Plan) on the applicable date for the stock units to become vested. If, on or after the Date of Grant, the Participant has attained Normal Retirement Age (as defined in the Grant), an accelerated vesting schedule shall apply. The accelerated vesting schedule is set forth in the Grant document.

IKON OFFICE SOLUTIONS, INC.

2006 OMNIBUS EQUITY COMPENSATION PLAN

STOCK UNIT GRANT AGREEMENT

This STOCK UNIT GRANT AGREEMENT, dated as of      , 200     (the “Date of Grant”), is delivered by IKON Office Solutions, Inc. (“IKON”), to      (the “Participant”).

RECITALS

A. The IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of stock units (“Stock Units”), which represent the right to receive one or more shares of common stock, no par value per share, of IKON (“Common Stock”), on a future distribution date. The Plan also permits the granting of dividend equivalents with Stock Units.

B. The Human Resources Committee of the Board of Directors of IKON (the “Committee”) has decided to make a Stock Unit grant, with dividend equivalents, subject to the terms and conditions set forth in this Stock Unit Grant Agreement (the “Agreement”) and the Plan, as an inducement for the Participant to promote the best interests of IKON and its shareholders and in consideration for the Participant’s execution of a non-competition/non-solicitation agreement and/or the Participant’s continued compliance with the non-competition/non-solicitation covenants contained in any previously executed agreement. The Participant may receive a copy of the Plan by contacting Shareholder Services at 610-296-8000.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth in this Agreement and the Plan, IKON hereby grants to the Participant      Stock Units (the “Restricted Stock Units” or “RSUs”). The RSUs are phantom rights that will become vested in accordance Paragraph 3 and will be distributed in accordance with Paragraph 4 below. Except as otherwise provided below, prior to the date on which the RSUs are distributed in accordance with Paragraph 4 below, the Participant will not be deemed to have any voting rights or dividend rights with respect to any shares of Common Stock subject to this grant.

2. RSU Account. IKON shall establish and maintain an RSU account, as a bookkeeping account on its records (the “RSU Account”), for the Participant and shall record in such RSU Account the number of RSUs granted to the Participant. The Participant shall not have any interest in any fund or specific assets of IKON by reason of this grant or the RSU Account established for the Participant.

3. Vesting.

(a) The Participant will become vested in the RSUs awarded pursuant to this grant according to the following vesting schedule, provided the Participant does not incur a termination of employment with the Company (as defined in the Plan) prior to the applicable vesting date (the “Vesting Date”):

(i) Except as provided in clauses (ii) or (iii) below, if applicable, the RSUs shall vest upon the following Vesting Dates if the Participant is employed by the Company on the applicable Vesting Date:

RSUs Vesting Date

[34%] [Third anniversary of the Date of Grant]

[33%] [Fourth anniversary of the Date of Grant] [33%] [Fifth anniversary of the Date of Grant]

Notwithstanding the foregoing, once the Participant has attained Normal Retirement Age (as defined in clause (ii) below), the vesting of the RSUs shall be as described in clause (ii) or (iii) below, as applicable.

(ii) If, on or prior to the Date of Grant, the Participant has attained Normal Retirement Age, the vesting schedule set forth in clause (i) shall not apply and, instead, the RSUs shall vest upon the following Vesting Dates if the Participant is employed by the Company on the applicable Vesting Date:

RSUs	Vesting Date

[25%]	[First anniversary of the Vesting Date]

[25%] [Second anniversary of the Vesting Date] [25%] [Third anniversary of the Vesting Date] [25%] [Fourth anniversary of the Vesting Date]

For purposes of this Agreement, the term “Normal Retirement Age” shall mean the Participant has both (A) attained at least age 55, and (B) completed five years of employment with the Company, which shall be based on the anniversary of the Participant’s first day of employment with the Company.

(iii) If after the Date of Grant the Participant attains Normal Retirement Age, the RSUs shall vest as follows:

(A) If the Participant attains Normal Retirement Age prior to [the third anniversary of the Date of Grant], (x) on the next Vesting Date set forth in clause (ii) that occurs immediately after the Participant attains Normal Retirement Age, the total number of RSUs that would have been vested had the Participant attained Normal Retirement Age on the Date of Grant shall become vested, provided the Participant is employed by the Company on such Vesting Date, and (y) the vesting schedule provided in clause (ii) shall thereafter apply with respect to the remaining unvested RSUs granted to the Participant pursuant to this grant; or

(B) If the Participant attains Normal Retirement Age on or after [the third anniversary of the Date of Grant], all RSUs that have not vested pursuant to clause (i) shall become fully vested on the next Vesting Date under clause (i) that occurs immediately after the Participant attains Normal Retirement Age, provided the Participant is employed by the Company on such Vesting Date.

(b) Unless otherwise provided in an Employment Agreement between the Participant and the Company which has been properly approved by the Company in accordance with established policy, if the Participant terminates employment with the Company prior to the Vesting Date for any portion of the RSUs, the RSUs that have not vested as of such Vesting Date shall terminate and the corresponding shares of Common Stock shall be forfeited; provided, however, that if the Participant terminates employment with the Company on account of death or Disability (as defined below), all of the Participant’s unvested RSUs shall become vested as of the date of the Participant’s termination of employment with the Company on account of death or Disability. For purposes of this Agreement, the term “Disability” shall mean as such term is defined in IKON’s Long-Term Disability Plan.

4. Distribution. Once the RSUs vest pursuant to Paragraph 3, all of the RSUs then credited to the Participant’s RSU Account that are vested as of such date (the “Distribution Date”) shall become distributable (the “Distributable Units”). As soon as administratively practicable after the Distribution Date, all Distributable Units will be converted to an equivalent number of shares of Common Stock, and the Participant shall receive a single sum distribution of such shares of Common Stock, which shall be issued under the Plan.

5. Dividend Equivalents. From the Date of Grant through the date the RSUs are distributed pursuant to Paragraph 4, if any cash dividends are declared with respect to shares of Common Stock, a cash payment will be paid to the Participant equal to the value of the dividend that would have been paid if such RSUs granted to the Participant pursuant to this Agreement at the time of the declaration of the dividend had been shares of Common Stock. The dividend equivalents will be paid to the Participant as soon as administratively practicable after dividends are paid to shareholders holding shares of Common Stock.

6.  Change in Control. The provisions set forth in the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the RSUs, and, in the event of a Change in Control, the RSUs will be fully vested.

7. Acknowledgment by Participant. By receipt of this grant, the Participant hereby acknowledges that with respect to any right to distribution pursuant to this Agreement, the Participant is and shall be an unsecured general creditor of IKON without any preference as against other unsecured general creditors of IKON, and the Participant hereby covenants for himself or herself, and anyone at any time claiming through or under the Participant, not to claim any such preference, and hereby disclaims and waives any such preference that may at any time be at issue, to the fullest extent permitted by applicable law.

8. Restrictions on Issuance or Transfer of Shares of Common Stock.

(a) The obligation of IKON to deliver shares of Common Stock upon the distribution of the RSUs shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Common Stock, the shares of Common Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of the shares of Common Stock and the payment of cash to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(b) The Participant understands and agrees that the sale of any shares of Common Stock received by the Participant pursuant to this grant will be subject to, and must comply with, the IKON’s Insider Trading Policy.

(c) As soon as reasonably practicable after the Distribution Date, a certificate representing the shares of Common Stock that are distributed shall be issued to the Participant.

9. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. This grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares of Common Stock, (iii) changes in capitalization of IKON, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe this grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. By receiving this grant, the Participant hereby agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Participant’s rights to benefits under this Agreement and the Plan and agrees that all such determinations and decisions of the Committee shall be binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Participant.

10. No Rights as Shareholder. The Participant shall not have any rights as a shareholder of IKON, including the right to any cash dividends (except as provided in Paragraph 5), or the right to vote, with respect to any RSUs.

11. No Guarantee of Continued Employment. The grant of the RSUs and dividend equivalents shall not confer upon the Participant any right to be retained by, or in the employ of, the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment at any time. The right of the Company to terminate at will the Participant’s employment at any time for any reason is specifically reserved.

12. Assignment and Transfers. No RSUs or dividend equivalents awarded to the Participant under this Agreement may be transferred, assigned, pledged or encumbered by the Participant, and RSUs and dividend equivalents shall be distributed during the lifetime of the Participant only for the benefit of the Participant; provided, however, that in the event of the Participant’s death, the shares of Common Stock subject to the RSUs shall be issued (subject to the limitations specified in the Plan) solely to the legal representatives of the Participant, or by the person who acquires the right to receive the shares of Common Stock subject to the RSUs by will or by the laws of descent and distribution, to the extent that the RSUs subject to this grant are otherwise vested pursuant to this Agreement. Any attempt to transfer, assign, pledge or encumber the RSUs or dividend equivalents by the Participant shall be null, void and without effect. The rights and protections of IKON hereunder shall extend to any successors or assigns of IKON.

13. Tax Consequences and Withholding. The value of the RSUs distributed upon vesting and the payment of dividend equivalents is treated as taxable income to the Participant, subject to withholding, and the Participant (or the Participant’s legal representative in the event of death) shall be solely responsible for all tax consequences that result from the vesting and distribution of the RSUs, as well as any subsequent sale of shares of Common Stock received upon distribution of the RSUs, and the payment of dividend equivalents. The Participant (or the Participant’s legal representatives in the event of death) shall pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the vesting and distribution of the RSUs and the payment of dividend equivalents. The Participant may elect to satisfy any tax withholding obligation of the Company with respect to the RSU by having shares of Common Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

14. Effect on Other Benefits. The value of shares of Common Stock and dividend equivalents distributed with respect to the RSUs shall not be considered eligible earnings for purposes of any other plans maintained by the Company. Neither shall such value be considered part of the Participant’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

15. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

16. Notice. Any notice to IKON provided for in this instrument shall be addressed to IKON in care of Shareholder Services at the principal corporate office of IKON, and any notice to the Participant shall be addressed to such Participant at the current address shown in the records of IKON, or to such other address as the Participant may designate to IKON in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

17. Potential Deferral. To the extent the Participant is eligible to participate in the IKON Office Solutions, Inc. Executive Deferred Compensation Plan (the “Executive Plan”), the Participant may be able to defer all or part of the Participant’s RSUs subject to the terms of the Executive Plan and section 409A of the Internal Revenue Code of 1986, as amended. If an eligible Participant desires to defer all or a portion of his or her RSUs, the Participant must contact Shareholder Services since certain restrictions will apply.

18. Section 409A of the Code. Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee may, without the Participant’s consent, amend this Agreement to comply with the requirements of section 409A of the Code and any corresponding guidance and regulations issued under section 409A of the Code to the extent it is subsequently determined, in the sole discretion of the Committee, that such amendments are necessary for this grant to comply with the requirements of section 409A of the Code, if applicable.

IN WITNESS WHEREOF, IKON has caused its duly authorized officer to execute this Stock Unit Grant Agreement effective as of the Date of Grant.

IKON OFFICE SOLUTIONS, INC.

By:
Name:
Title: